Exhibit 107

Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
National Storage Affiliates Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	457(o) and 457(r)	5,668,128(1)	$25.00	$141,703,200.00	0.00011020	$15,615.69	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$141,703,200.00		$15,615.69
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$15,615.69

(1) Represents 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series B Preferred Shares") that have been issued by the registrant to the selling shareholders.
(2) Based upon the proposed maximum aggregate offering price of the Series B Preferred Shares as issued to the selling shareholders on March 16, 2023 pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registration statement on Form S-3 with the Securities and Exchange Commission on February 26, 2021 (File No. 333-223654) (the "Registration Statement") was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.